Exhibit 5.1

Gibson, Dunn & Crutcher LLP

200 Park Avenue
New York, NY 10166-0193
Tel 212.351.4000
www.gibsondunn.com
November 12, 2010
Ancestry.com Inc.
360 West 4800 North
Provo, UT 84604
Re: Ancestry.com Inc. — Registration Statement on Form S-1(File No. 333-170259) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-1, File No. 333-170259, as amended (the “Earlier Registration Statement”) and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act, relating to such Registration Statement (the “Post-Effective Amendment” and together with the Earlier Registration Statement, the “Registration Statement”), of Ancestry.com Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”), in connection with the public offering by the selling stockholders identified in the Registration Statement of up to 4,365,348 shares (including shares that may be sold upon exercise of the underwriters’ option to purchase additional shares from the selling stockholders identified in the Registration Statement) of the Company’s common stock, par value $0.001 per share, (the “Shares”).
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Shares will be validly issued and are fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP
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